Exhibit 32.1

STATEMENT OF PRINCIPAL EXECUTIVE AND PRINCIPAL

FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Millennium Bankshares Corporation (the “Company”) for the period ended June 30, 2007, we, Richard I. Linhart, Principal Executive Officer, and Dale G. Phelps, Principal Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a) such Form 10-Q for the period ended June 30, 2007, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the period ended June 30, 2007, fairly presents, in all material respects, the consolidated financial condition and results of Millennium Bankshares Corporation and its subsidiaries as of, and for, the periods presented in such Form 10-Q.

Date: August 10, 2007	/s/ Richard I. Linhart
Richard I. Linhart
Principal Executive Officer

Date: August 10, 2007	/s/ Dale G. Phelps
Dale G. Phelps
Principal Financial Officer